EXHIBIT 99.1

REPUBLIC CONTACTS
Media Inquiries:	Will Flower	(954) 769-6392
Investor Inquiries:	Tod Holmes	(954) 769-2387
	Ed Lang	(954) 769-3591
REPUBLIC SERVICES, INC. REPORTS
THIRD QUARTER EARNINGS
OF $0.58 PER SHARE
•	Internal growth of 7.5 percent
•	Operating margin expands to 17 percent
•	Earnings per share increase 29 percent
•	Increases guidance on Earnings Per Share
FORT LAUDERDALE, Fla., October 30, 2006...Republic Services, Inc. (NYSE: RSG) today reported net income of $77.3 million, or $0.58 per diluted share, for the three months ended September 30, 2006, versus net income of $63.8 million, or $0.45 per diluted share, for the comparable period last year. Net income for the three months ended September 30, 2006 included a $5.1 million tax benefit related to the resolution of various income tax matters. Revenue in the third quarter of 2006 increased 7.8 percent to $787.1 million from $730.0 million for the same period in 2005. Operating income for the three months ended September 30, 2006 was $133.4 million, compared to operating income of $119.4 million for the same period last year.
For the nine months ended September 30, 2006, net income was $212.7 million, or $1.56 per diluted share, versus net income of $193.7 million, or $1.32 per diluted share, for the comparable period last year. Net income for the nine months ended September 30, 2006 included a $5.1 million tax benefit related to the resolution of various income tax matters. Revenue for the nine months ended September 30, 2006 increased 8.4 percent to $2,304.4 million from $2,125.8 million for the same period in 2005. Operating income for the nine months ended September 30, 2006 was $389.8 million compared to operating income of $361.8 million for the same period last year.
“During the quarter, we continued to experience strong internal growth and saw our margins grow by 60 basis points,” said James E. O’Connor, Chairman and Chief Executive Officer of Republic Services, Inc. “Based on the tax benefit, margin enhancement, and an expectation for favorable price and volume growth, we are increasing our earnings per share guidance for the year to a new range of $2.03 to $2.06 per diluted share. Normalized free cash flow is anticipated to be in the upper end of our guidance of $280 million to $290 million.”
Quarterly Dividend
Republic Services also announced that its Board of Directors declared a regular quarterly dividend of $0.16 per share for shareholders of record on January 2, 2007. The dividend will be paid on January 15, 2007.
Stock Repurchase
During the three months ended September 30, 2006, Republic Services repurchased 2.3 million shares of common stock for $91.9 million. For the nine months ended September 30, 2006, Republic Services repurchased 10.4 million shares of stock for $417.7 million.
Republic also announced today that its Board of Directors has authorized the repurchase of up to $250 million of its common stock. After Republic executes this $250 million stock repurchase program, the total amount of repurchased stock will exceed $2 billion since Republic’s stock repurchase program began in 2000.
Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.
Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things:
•	whether our estimates and assumptions concerning our selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to our landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	various factors that will impact our actual business and financial performance such as competition and demand for services in the solid waste industry;

•	our ability to manage growth;

•	compliance with, and future changes in, environmental regulations;

•	our ability to obtain approvals in connection with expansions at our landfills;

•	our ability to obtain financing on acceptable terms to finance our operations and growth strategy and for our company to operate within the limitations imposed by financing arrangements;

•	our ability to repurchase common stock at prices that are accretive to earnings per share;

•	our dependence on key personnel;

•	general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor, risk and health insurance, and other variable costs that are generally not within our control;

•	dependence on large, long-term collection, transfer and disposal contracts;

•	dependence on acquisitions for growth;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending legal proceedings; and

•	other factors contained in our filings with the Securities and Exchange Commission.
###

REPUBLIC SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49.3	$131.8
Accounts receivable, less allowance for doubtful accounts of $19.4 and $17.3, respectively	311.5	280.0
Other current assets	66.9	70.5

Total Current Assets	427.7	482.3

RESTRICTED CASH AND MARKETABLE SECURITIES	208.3	255.3
PROPERTY AND EQUIPMENT, NET	2,147.3	2,115.3
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	1,585.1	1,590.8
OTHER ASSETS	120.5	106.8

	$4,488.9	$4,550.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable, deferred revenue and other current liabilities	$543.7	$664.0
Notes payable and current maturities of long-term debt	2.8	3.0

Total Current Liabilities	546.5	667.0

LONG-TERM DEBT, NET OF CURRENT MATURITIES	1,664.8	1,472.1
ACCRUED LANDFILL AND ENVIRONMENTAL COSTS	277.8	259.7
OTHER LIABILITIES	565.5	545.9
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 750,000,000 shares authorized; 193,191,857 and 190,119,521 issued, including shares held in treasury, respectively	1.9	1.9
Additional paid-in capital	1,601.1	1,509.1
Deferred compensation	—	(1.1)
Retained earnings	1,556.5	1,402.8
Treasury stock, at cost (61,924,984 and 51,516,900 shares, respectively)	(1,726.5)	(1,308.8)
Accumulated other comprehensive income, net of tax	1.3	1.9

Total Stockholders’ Equity	1,434.3	1,605.8

	$4,488.9	$4,550.5

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue	$787.1	$730.0	$2,304.4	$2,125.8

Expenses:
Cost of operations	493.2	462.9	1,442.1	1,332.9
Depreciation, amortization and depletion	76.9	72.2	224.4	204.0
Accretion	4.0	3.7	11.6	10.7
Selling, general and administrative	79.6	71.8	236.5	216.4

Operating income	133.4	119.4	389.8	361.8

Interest expense, net	(20.3)	(16.6)	(59.6)	(52.7)
Other income (expense), net	3.3	0.1	4.6	3.3

Income before income taxes	116.4	102.9	334.8	312.4

Provision for income taxes	39.1	39.1	122.1	118.7

Net income	$77.3	$63.8	$212.7	$193.7

Basic earnings per share	$0.59	$0.46	$1.58	$1.35

Weighted average common shares outstanding	131.7	140.0	134.7	143.6

Diluted earnings per share	$0.58	$0.45	$1.56	$1.32

Weighted average common and common equivalent shares outstanding	133.1	142.6	136.5	146.3

Cash dividends per common share	$0.16	$0.14	$0.44	$0.38

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Nine Months Ended September 30,
	2006	2005
CASH PROVIDED BY OPERATING ACTIVITIES:
Net income	$212.7	$193.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and depletion	224.4	204.0
Accretion	11.6	10.7
Other	31.4	53.5
Change in operating assets and liabilities, net of effects from business acquisitions and dispositions	(179.3)	31.8

	300.8	493.7

CASH USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(242.1)	(250.0)
Proceeds from sales of property and equipment	17.5	8.5
Cash used in business acquisitions, net of cash acquired	(2.2)	(7.1)
Cash proceeds from business dispositions	3.8	29.6
Change in restricted cash	47.3	71.2
Other	(0.7)	35.9

	(176.4)	(111.9)

CASH USED IN FINANCING ACTIVITIES:
Proceeds from notes payable and long-term debt	327.0	40.7
Payment of premium to exchange notes payable	—	(27.6)
Payments of notes payable and long-term debt	(134.2)	(43.7)
Issuances of common stock	63.9	44.4
Windfall income tax benefits from stock option exercises	11.5	—
Purchases of common stock for treasury	(417.7)	(450.7)
Cash dividends	(57.4)	(52.6)

	(206.9)	(489.5)

DECREASE IN CASH AND CASH EQUIVALENTS	(82.5)	(107.7)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	131.8	141.5

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$49.3	$33.8

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2005. It should also be read in conjunction with the Company’s Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-Q as of and for the three and six months ended June 30, 2006.
EQUITY-BASED COMPENSATION EXPENSE
     The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) effective January 1, 2006. Stock options granted prior to the effective date of SFAS 123(R) were fully vested as of December 31, 2005, and, consequently, no compensation expense will be recognized for these options.
PROVISION FOR INCOME TAXES
     During the three months ended September 30, 2006, the Company recorded a $5.1 million net income tax benefit in its provision for income taxes. This benefit relates to the resolution of various income tax matters including the effective completion of the federal tax audit for years 1998 through 2000. The Company believes that its effective tax rate for the three months ended December 31, 2006 will be 38%.
OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, DEPLETION AND ACCRETION
     Operating income before depreciation, amortization, depletion and accretion, which is not a measure determined in accordance with generally accepted accounting principles (GAAP), for the three and nine months ended September 30, 2006 and 2005 is calculated as follows (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income	$77.3	$63.8	$212.7	$193.7
Provision for income taxes	39.1	39.1	122.1	118.7
Other (income) expense, net	(3.3)	(.1)	(4.6)	(3.3)
Interest expense, net	20.3	16.6	59.6	52.7
Depreciation, amortization and depletion	76.9	72.2	224.4	204.0
Accretion	4.0	3.7	11.6	10.7

Operating income before depreciation, amortization, depletion and accretion	$214.3	$195.3	$625.8	$576.5

     The Company believes that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning the Company’s operating performance exclusive of certain non-cash costs. Operating income before depreciation, amortization, depletion and accretion demonstrates the Company’s ability to execute its financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in the Company’s customer base and services provided, pursuing strategic acquisitions that augment the Company’s existing business platform, repurchasing shares of common stock at prices that provide value to the Company’s shareholders, paying cash dividends, maintaining the Company’s investment grade rating and minimizing debt. This measure has material limitations. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.

CASH FLOW
     During the three months ended September 30, 2006, cash provided by operating activities was $154.0 million, cash used in investing activities was $29.8 million and cash used in financing activities was $105.6 million. During the nine months ended September 30, 2006, cash provided by operating activities was $300.8 million, cash used in investing activities was $176.4 million and cash used in financing activities was $206.9 million.
     The Company defines free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment as presented in the Company’s consolidated statements of cash flows. The Company’s free cash flow for the three and nine months ended September 30, 2006 is calculated as follows (in millions):

	Three months ended	Nine months ended
	September 30, 2006	September 30, 2006
Cash provided by operating activities	$154.0	$300.8
Purchases of property and equipment	(63.9)	(242.1)
Proceeds from sales of property and equipment	8.9	17.5

Free cash flow	$99.0	$76.2

     Free cash flow for the nine months ended September 30, 2006 was negatively impacted by an $83.0 million federal tax payment for 2005 that had been deferred until February 2006 as a result of an Internal Revenue Service notice issued in response to Hurricane Katrina, and by payments made during the three months ended March 31, 2006 for capital and other expenditures incurred in 2005.
     The Company expects normalized free cash flow for 2006 to exceed 100% of net income. Normalized free cash flow excludes $113.4 million of federal tax payments and approximately $60 million of payments for capital and other expenditures that relate to 2005 that were made during 2006.
     The Company believes that the presentation of free cash flow provides useful information regarding the Company’s recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from sales of property and equipment. It also demonstrates the Company’s ability to execute its financial strategy as previously discussed and is a key metric used by the Company to determine compensation. The presentation of free cash flow has material limitations. Free cash flow does not represent the Company’s cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that the Company has committed to such as debt service requirements and dividend payments. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.
     Capital expenditures include $.8 million and $.7 million of capitalized interest for the three months ended September 30, 2006 and 2005, respectively, and $1.7 million and $1.2 million for the nine months ended September 30, 2006 and 2005, respectively.
     As of September 30, 2006, accounts receivable were $311.5 million, net of allowance for doubtful accounts of $19.4 million, resulting in days sales outstanding of approximately 35 (or 23 net of deferred revenue).
STOCK REPURCHASE PROGRAM
     During the three months ended September 30, 2006, the Company paid $91.9 million to repurchase 2.3 million shares of its common stock. During the nine months ended September 30, 2006, the Company repurchased a total of 10.4 million shares of its common stock for $417.7 million. As of September 30, 2006, the Company was authorized to repurchase up to an additional $73.5 million of its common stock under its existing stock repurchase program. In October 2006, the Company’s Board of Directors authorized the repurchase of up to an additional $250.0 million of its common stock.

DIVIDENDS
     In July 2006, the Company paid a dividend of $18.7 million to shareholders of record as of July 3, 2006. As of September 30, 2006, the Company recorded a dividend payable of $21.1 million to shareholders of record at the close of business on October 2, 2006, which has been paid. In October 2006, the Company’s Board of Directors declared a regular quarterly dividend of $.16 per share for shareholders of record on January 2, 2007.
REVENUE
     The following table reflects total revenue of the Company by revenue source for the three and nine months ended September 30, 2006 and 2005 (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Collection:
Residential	$186.9	$172.0	$547.3	$506.3
Commercial	218.3	196.6	639.0	576.9
Industrial	168.5	157.4	492.0	446.1
Other	18.4	16.1	54.7	46.9

Total collection	592.1	542.1	1,733.0	1,576.2

Transfer and disposal	305.6	292.4	892.8	833.6
Less: Intercompany	(149.9)	(145.5)	(443.6)	(422.6)

Transfer and disposal, net	155.7	146.9	449.2	411.0
Other	39.3	41.0	122.2	138.6

Total revenue	$787.1	$730.0	$2,304.4	$2,125.8

     The following table reflects the Company’s revenue growth for the three and nine months ended September 30, 2006 and 2005:

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Core price	3.8%	3.0%	3.4%	2.6%
Fuel surcharges	1.4	.8	1.4	.6
Environmental fee	.3	.3	.3	.1
Commodities	—	.1	(.3)	.2

Total price	5.5	4.2	4.8	3.5

Core volume	1.9	1.8	3.5	2.2
Non-core volume	.1	(1.0)	.1	(.3)

Total volume	2.0	.8	3.6	1.9

Total internal growth	7.5	5.0	8.4	5.4

Acquisitions, net of divestitures	.2	(.7)	(.1)	(.2)
Taxes	.1	—	.1	—

Total revenue growth	7.8%	4.3%	8.4%	5.2%